ITEM 6. (A)

                                   EXHIBIT 11

                STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
            (DOLLARS IN THOUSANDS, EXCEPT FOR NET INCOME PER SHARE)


                                                              THREE MONTHS ENDED
                                                                   MARCH  31,
                                                              ------------------
                                                                2002      2001
                                                              --------  --------
Net income                                                    $ 11,169  $  8,404
Less:  Preferred stock dividend                                     41        41
                                                              --------  --------
Net income applicable to common stock                         $ 11,128  $  8,363

Weighted average common shares outstanding                     922,038   936,158

Net Income per common share-basic and diluted                 $  12.07  $   8.93


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